Exhibit 99.1

NEWS RELEASE	For Additional Information Contact:
David A. Zuege (414) 327-1700
For Immediate Release

OILGEAR RELEASES UNAUDITED FINANCIAL RESULTS FOR 2004;
FILES NOTICE OF LATE FILING DUE TO RESTATEMENT OF PRIOR YEARS

Milwaukee, Wis., March 31, 2005....The Oilgear Company (Nasdaq:OLGR) today released preliminary unaudited financial statements for the fourth quarter and year ended December 31, 2004. The financial statements have been prepared by management. The audit of these statements has not been completed and although management is not aware of any necessary adjustments, the statements may change upon completion of the audit.

The company reported net sales of $24.8 million for the fourth quarter of 2004, a 16% increase from net sales of $21.4 million for the same quarter in the prior year. Net earnings were $208,000 or $0.10 per diluted share for the fourth quarter of 2004, compared to a net loss of $65,000 or $0.03 per diluted share for the fourth quarter of 2003. Orders for the fourth quarter of 2004 were $23.3 million, a 32% increase from orders of $17.6 million for the comparable prior period.

For the year 2004, net sales were $94.4 million, a 17% increase from sales of $81.0 million in 2003. After adjusting for currency fluctuations, the increase in 2004 net sales was 12%. Net earnings were $423,000 or $0.21 per diluted share for 2004, compared to a net loss of $1.8 million or $0.92 per diluted share in 2003. Orders for 2004 totaled $99.5 million, a 24% increase from orders of $80.3 million in 2003.

“Sales increased in all three geographic segments in 2004. Sales in the domestic segment increased 9%, due primarily to higher sales of piston pumps. Engineered construction projects lagged the recovery as they typically do. After adjusting for currency fluctuations, sales were up

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5% in the European segment and 43% in the International segment,” said David A. Zuege, president and chief executive officer of Oilgear.

Zuege said orders also increased in all three segments. Orders increased 25% in the domestic segment, 16% in the European segment (with about half of the increase due to currency fluctuations), and 35% in the International segment. The backlog at December 31, 2004 was $34.0 million, up from $29.6 million at the end of 2003. “Orders in the first two months of 2005 were over $20 million, increasing the backlog to more than $40 million,” said Zuege.

Zuege said the increase in earnings reflected the increased volume of shipments, as well as improved margins and reduced operating expenses.

The company has restated its balance sheets at December 31, 2004 and 2003 to correct for accounting errors identified by the company in its Italian subsidiary during the preparation of its 2004 year-end financial statements. The restatements reduced the company’s reported shareholders’ equity by $765,000 but did not impact the results of operations reported for 2003 or 2004. The company will also restate the years 2000 through 2002. The audit of the restated financial statements has not been completed and as a result these statements are subject to change.

The company is continuing its investigation into the accounting errors and will take appropriate corrective actions to prevent an occurrence of this type in the future. Since this investigation and the restatements are not complete, the company is filing a Form 12b-25 notice of late filing with the SEC for its 2004 Form 10-K.

A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting our financial performance or condition, including restrictions or conditions imposed by our current and prospective lenders and our ability to obtain new financing arrangements in a timely manner or on acceptable terms and the costs of complying with recent accounting, disclosure and corporate governance requirements; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the economy generally, including an economic slowdown and other conditions that could reduce demand for the Company’s products; decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the Company’s filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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The Oilgear Company
Consolidated Condensed Operating Statement
(Preliminary and Unaudited)

	Three Months Ended December 31,
	2004	2003
Net sales	$24,831,000		$21,377,000
Cost of sales	18,981,000		16,503,000
Gross profit	$5,850,000		$4,874,000

Selling, general and administrative expenses	5,298,000		5,429,000
Operating income (loss)	$552,000		$(555,000)

Interest expense	354,000		343,000
Other non-operating income (loss), net	193,000		(116,000)

Earnings (loss) before income taxes	391,000		(1,014,000)
Income tax expense (benefit)	139,000		(1,000,000)

Net earnings (loss) before minority interest	252,000		(14,000)
Minority Interest	44,000		51,000

Net earnings (loss)	$208,000		$(65,000)

Basic earnings (loss) per share of common stock	$0.11	$	(0.03)

Diluted earnings (loss) per share of common stock	$0.10	$	(0.03)

Basic weighted average outstanding shares	1,962,000		1,955,000
Diluted weighted average outstanding shares	1,995,000		1,955,000

	Year Ended December 31,
	2004	2003
Net sales	$94,427,000	$80,986,000
Cost of sales	72,321,000	62,299,000

Gross profit	$22,106,000	$18,687,000
Selling, general and administrative expenses	19,670,000	19,780,000

Operating income (loss)	$2,436,000	$(1,093,000)

Interest expense	1,357,000	1,329,000
Other non-operating income, net	68,000	97,000

Earnings (loss) before income taxes	1,147,000	(2,325,000)
Income tax expense (benefit)	624,000	(611,000)

Net earnings (loss) before minority interest	523,000	(1,714,000)
Minority Interest	100,000	79,000

Net earnings (loss)	$423,000	$(1,793,000)

Basic earnings (loss) per share of common stock	$0.22	$(0.92)

Diluted earnings (loss) per share of common stock	$0.21	$(0.92)

Basic weighted average outstanding shares	1,960,000	1,956,000
Diluted weighted average outstanding shares	1,983,000	1,956,000

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The Oilgear Company

Consolidated Condensed Balance Sheet
(Preliminary and Unaudited)

	December 31, 2004	December 31, 2003*
ASSETS
Current Assets
Cash and cash equivalents	$4,109,000	$6,236,000
Accounts receivable	17,030,000	15,476,000
Inventories	22,529,000	23,647,000
Other current assets	5,861,000	2,492,000

Total current assets	$52,529,000	$47,851,000

Net property plant and equipment	18,163,000	19,682,000
Other assets	2,123,000	2,196,000

	$72,815,000	$69,729,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$21,334,000	$4,250,000
Accounts payable	10,830,000	8,249,000
Other current liabilities	8,590,000	8,430,000

Total current liabilities	$40,754,000	$20,929,000

Long-term debt	1,302,000	19,586,000
Unfunded employee benefit costs	23,024,000	24,045,000
Other non-current liabilities	612,000	916,000

Total liabilities	$65,692,000	$65,476,000

Minority interest in consolidated subsidiary	1,037,000	938,000
Shareholders’ equity	6,086,000	3,315,000

	$72,815,000	$69,729,000

      *2003 results have been restated.